UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2020 (October 30, 2020)

HIGHLANDS REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

332 S Michigan Avenue, Ninth Floor
Chicago, IL 60604
(Address of Principal Executive Offices)

312-583-7990
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☑ Yes ¨ No
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). ☑ Yes ¨ No
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company
☐	☐	☑	☑	☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Securities registered pursuant to Section 12(g) of the Act: Common Stock
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☑ No

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 30, 2020, Highlands REIT, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Paul A. Melkus, former Chief Financial Officer, Treasurer and principal financial officer of the Company. The Separation Agreement sets forth the terms of Mr. Melkus’ separation from the Company effective October 30, 2020, including, among other things, a general release of claims in favor of the Company and its affiliates, as well as certain confidentiality, non-assistance, non-solicitation and cooperation undertakings.

Upon the Separation Agreement becoming effective and non-revocable, the Company agrees to provide Mr. Melkus with the following severance pay: (a) $1,000,000 within 14 days, of which, $80,652 will be paid to Mr. Melkus’ attorney; and (b) $1,000,000 on or before May 31, 2022 (the “Second Payment”). The Second Payment will be accelerated to the closing date of any transaction in which all or substantially all of the assets or equity of the Company is sold, if such date precedes May 31, 2022. Under the Separation Agreement, the Company also agrees to pay out Mr. Melkus’ accrued vacation pay in the amount of approximately $44,399.27 on or before November 13, 2020. The foregoing payments are subject to all applicable withholding and other employment taxes.

Provided that Mr. Melkus does not revoke the Separation Agreement and completes and timely files all necessary COBRA election documentation, the Company also agrees to reimburse Mr. Melkus for the cost incurred to obtain COBRA coverage for a period of up to 18 months, unless and until he becomes eligible for any other group health plan that does not contain any exclusion or limitation with respect to any preexisting condition which would actually limit his coverage under such plan.

After the Separation Agreement becomes effective and non-revocable, the Company will also repurchase all of Mr. Melkus’ common stock in the Company within 14 days for an aggregate purchase price equal to $829,636.92.

Until November 7, 2020, Mr. Melkus may revoke the Separation Agreement, in which case the Separation Agreement would have no effect. If Mr. Melkus does not revoke the Separation Agreement on or before November 7, 2020, the Separation Agreement will remain in effect.

Mr. Melkus’ separation from the Company is without Cause, as such term is defined in the Amended and Restated Executive Employment Agreement between Mr. Melkus and the Company dated November 17, 2018.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01: Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Separation Agreement and General Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2020	/s/ Robert J. Lange
Name: Robert J. Lange
Title: Executive Vice President, General Counsel and Secretary